Exhibit 10.3

Temple University
Office of Technology Transfer	phone 215-204-5732
1601 North Broad Street	fax 215-204-7486
406 University Services Building (083-45)	web www.patents.temple.edu
Philadelphia, PA 19122-6099

Sent Via E-mail
Confirmation via UPS

January 9, 2009

Mr. Cecil Bond Kyte
Chairman
Save the World Air, Inc.
235 Tennant Avenue, Suite 5
Morgan Hill, California 95037

Dear Mr. Kyte:

Temple. University (Temple) hereby grants to Save the World Air, Inc. (STWA) an extension to the cure period ("Cure Period") resulting from the Notices of Breach issued to STWA on November 10, 2008 for the agreements between Temple and STWA ("Agreements') as defined below:

a)      License Agreement between Temple and STWA effective July 1, 2004 for 'Method and Apparatus for Treatment of a Fluid' (Temple Agreement Ref.: 443).

b)      License Agreement between Temple and STWA effective February 2, 2007 for 'Method for Reduction of Crude Oil Viscosity' (Temple Agreement Ref.: 510).

c)      License Agreement between Temple University and Save the World Air, Inc. effective February 2, 2007 for 'Electric Field Assisted Fuel Injection System' (Temple Agreement Ref.: 509).

d)      Research Agreement between Temple University and Save the World Air, Inc. effective February 2, 2007 pertaining to the effect of electric fields on fuel droplet size and to the effect of electric fields on crude oil viscosity (Temple Agreement Ref.: 507).

The Cure Period extension expires on March 31, 2009 and shall be contingent upon the following payment schedule ("Payment Schedule"):

a)      $100,000 received by Temple from STWA on or before January 31, 2009.

b)      $100,000 received by Temple from STWA on or before February 28, 2009.

c)      $100,000 received by Temple from STWA on or before March 31, 2009.

d)      All payments regarding past due amounts, with the exception of the prescribed payments, will, be renegotiated on or before March 31, 2009.  A penalty equal to one percent (1%) of the amount due and unpaid on the first day of each calendar month shall be added to the outstanding amount due.

Temple University
Mr. Cecil Bond Kyte

January 9, 2009

STWA's failure to cure the breach during the Cure Period and according to Payment Schedule shall result in immediate termination of Agreements unless otherwise agreed upon in writing by both parties.

We look forward to resolving these matters and continuing our partnership to bring these important technologies to market.  Please contact me at your earliest convenience with any questions.

Sincerely,

/s/ Stephen G. Nappi

Stephen G. Nappi
Director of Technology Transfer Operations TEMPLE UNIVERSITY

Acknowledged and agreed by:

SAVE THE WORLD AIR, INC.

/s/ Cecil Bond Kyte

Cecil Bond Kyte
Chairman of the Board